                           REUTER MANUFACTURING, INC.

                DETAIL COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                 ------------------   ------------------
                                                                 Three Months Ended   Three Months Ended
                                                                 September 30, 1997   September 30, 1996
                                                                 ------------------   ------------------
  Net income (loss)                                                  ($  102,966)         $  527,887
                                                                    ------------        ------------
                                                                    ------------        ------------
Net income (loss) per common and common equivalent share:
  Primary:

  Net income (loss) per common and common equivalent
  share                                                                  ($  .02)             $  .15
  Fully diluted:                                                    ------------        ------------
                                                                    ------------        ------------

  Net income (loss) per common and common equivalent share               ($  .02)             $  .08
                                                                    ------------        ------------
                                                                    ------------        ------------
Primary:
  Weighted average number of common shares outstanding
  during the year                                                      4,823,698           3,193,107

  Add common equivalent shares relating to outstanding
  options to purchase common stock using the treasury stock
  method                                                                                     213,724
                                                                    ------------        ------------

  Weighted average number of common and common
  equivalent shares outstanding                                        4,823,698           3,406,831
                                                                    ------------        ------------
                                                                    ------------        ------------
Fully Diluted:
     Weighted average number of common shares outstanding
     during the year                                                   4,823,698           3,193,107

     Add common equivalent shares relating to outstanding
     options to purchase common stock using the treasury
     stock method                                                                            286,199

     Add dilutive impact of the exercise of the contingent
     stock purchase warrant which was granted to Sanwa Business
     Credit Corporation on June 8, 1996                                                    3,178,780
                                                                    ------------        ------------

     Weighted average number of common and common equivalent
     shares outstanding                                                4,823,698           6,658,086
                                                                    ------------        ------------
                                                                    ------------        ------------

                           REUTER MANUFACTURING, INC.

                   DETAIL COMPUTATION OF NET INCOME PER SHARE

                                   (Continued)

                                                                                    ------------------    ------------------
                                                                                     Nine Months Ended    Nine Months Ended
                                                                                    September 30, 1997    September 30, 1996
                                                                                    ------------------    ------------------
Income before extraordinary item                                                        $  1,361,375        $    398,651
     Extraordinary item - gain on debt restructuring (Note 2)                              3,431,052           7,249,018
                                                                                        ------------        ------------
     Net income                                                                         $  4,792,427        $  7,647,669
                                                                                        ------------        ------------
                                                                                        ------------        ------------
Net income per common and common equivalent share:
     Primary:
Income before extraordinary item                                                        $        .31        $        .12
     Extraordinary item - gain on debt restructuring (Note 2)                                    .77                2.19
                                                                                        ------------        ------------
     Net income per common and common equivalent share                                  $       1.08        $       2.31
                                                                                        ------------        ------------
                                                                                        ------------        ------------
      Fully diluted:
Income before extraordinary item                                                        $        .31        $        .08
     Extraordinary item - gain on debt restructuring (Note 2)                                    .77                1.51
                                                                                        ------------        ------------
     Net income per common and common equivalent share                                  $       1.08        $       1.59
                                                                                        ------------        ------------
                                                                                        ------------        ------------
Primary:
     Weighted average number of common shares outstanding
     during the year                                                                       4,175,708           3,192,053

     Add common equivalent shares relating to outstanding
     options to purchase common stock using the treasury
     stock method                                                                            220,504             116,477

     Add dilutive impact of the exercise of a stock purchase
     warrant which was granted to John G. Kinnard Company                                     30,220
                                                                                        ------------        ------------
     Weighted average number of common and common
     equivalent shares outstanding                                                         4,426,432           3,308,530
                                                                                        ------------        ------------
                                                                                        ------------        ------------
Fully Diluted:
     Weighted average number of common shares outstanding
     during the year                                                                       4,175,708           3,192,053

     Add common equivalent shares relating to outstanding
     options to purchase common stock using the treasury
     stock method                                                                            223,018             286,199

     Add dilutive impact of the exercise of the contingent
     stock purchase warrant which was granted to Sanwa
     Business Credit Corporation on June 8, 1996                                                               1,322,558

     Add dilutive impact of the exercise of a stock purchase
     warrant which was granted to John G. Kinnard Company                                     30,220
                                                                                        ------------        ------------
     Weighted average number of common and common
     equivalent shares outstanding                                                         4,428,946           4,800,810
                                                                                        ------------        ------------
                                                                                        ------------        ------------